EXHIBIT 99.1

HOTEL YOUNTVILLE, LLC

0

HOTEL YOUNTVILLE, LLC
BALANCE SHEETS
AS OF MARCH 31, 2017 AND SEPTEMBER 30, 2016
(unaudited)

	March 31, 2017	September 30, 2016
ASSETS
CURRENT ASSETS
Cash	$1,940,317	$2,355,231
Accounts receivable	110,500	214,842
Supplies on hand	177,697	202,376
Due from related parties	617,372	880,455
Due from member	10,011	10,011
Other assets	291,558	284,834

TOTAL CURRENT ASSETS	3,147,455	3,947,749

PROPERTY AND EQUIPMENT, NET	369,773	20,975,026

TOTAL ASSETS	$3,517,228	$24,922,775

LIABILITIES AND MEMBERS' DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued expenses	$657,640	$940,144
Advance deposits	2,171,699	1,570,381
Current portion of note payable - related party	392,741	22,490
Due to members	600,000	—
Note payable - former member	19,546,995	—
Notes payable - member	2,171,888	—

TOTAL CURRENT LIABILITIES	25,540,963	2,533,015

NOTE PAYABLE - RELATED PARTY, less current portion	—	375,284

TOTAL LIABILITIES	25,540,963	2,908,299

MEMBERS' DEFICIT	(22,023,735)	22,014,476

TOTAL LIABILITIES AND MEMBERS' DEFICIT	$3,517,228	$24,922,775

See notes to financial statements

HOTEL YOUNTVILLE, LLC
STATEMENTS OF INCOME
FOR THE SIX MONTHS ENDED MARCH 31, 2017 AND 2016
(unaudited)

	2017	2016
REVENUE
Rooms	$5,375,348	$5,435,226
Food and beverage	1,070,739	1,137,347
Spa	232,334	232,016
Other	22,500	19,899

TOTAL REVENUE	6,700,921	6,824,488

COSTS AND OPERATING EXPENSES
Rooms	1,455,007	1,456,425
Food and beverage	981,271	942,670
Spa	236,696	205,924
General and administrative	1,901,734	1,410,881
Sales and marketing	151,518	214,665
Maintenance	401,155	499,428
Depreciation	257,635	927,726

TOTAL COSTS AND OPERATING EXPENSES	5,385,016	5,657,719

INCOME FROM OPERATIONS	1,315,905	1,166,769

OTHER EXPENSE
Interest expense	398,850	8,254

INCOME BEFORE INCOME TAXES	917,055	1,158,515

PROVISION FOR INCOME TAXES	6,295	6,295

NET INCOME	$910,760	$1,152,220

See notes to financial statements

HOTEL YOUNTVILLE, LLC
STATEMENT OF CHANGES IN MEMBERS' DEFICIT
FOR THE SIX MONTHS ENDED MARCH 31, 2017
(unaudited)

Members' equity at September 30, 2016	$22,014,476

Net income	910,760

Member distributions	(44,948,971)

Members' deficit at March 31, 2017	$(22,023,735)

See notes to financial statements

HOTEL YOUNTVILLE, LLC
STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED MARCH 31, 2017 AND 2016
(unaudited)

	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$910,760	$1,152,220
Adjustments to reconcile net income to net cash provided by operating activities:
Interest added to note payable	398,850	8,254
Rent due to members	600,000	—
Depreciation	257,635	927,726
Changes in:
Accounts receivable	104,342	35,600
Supplies on hand	24,679	14,083
Other assets	(6,724)	(46,530)
Accounts payable and accrued expenses	(282,504)	(223,407)
Advanced deposits	601,318	544,629

Net Cash Provided by Operating Activities	2,608,356	2,412,575

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(161,990)	(42,249)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on note payable - related party	(12,000)	(78,000)
Net repayments from (advances to) related parties	263,083	(590,160)
Net advances to members	—	(10,011)
Distributions to members	(3,112,363)	(1,137,258)

Net Cash Used in Financing Activities	(2,861,280)	(1,815,429)

NET DECREASE IN CASH	(414,914)	554,897

CASH
Beginning of the period	2,355,231	572,869

End of the period	$1,940,317	$1,127,766

Supplemental disclosures of cash flow information
Interest paid	$4,648	$23,693
Taxes paid	$12,590	—

Non-cash financing activities
Distributions of property and equipment to members	$20,509,608	$—
Issuance of notes payable to members for return of capital	21,327,000	—

Total non-cash distributions to members	$41,836,608	$—

See notes to financial statements

HOTEL YOUNTVILLE, LLC
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2017, SEPTEMBER 30, 2016 AND MARCH 31, 2016
(unaudited)

1. Organization and Description of the Business

Hotel Yountville, LLC (the "Company"), formerly known as Yountville Inn, LLC, was formed in October 1997 for the purpose of developing, owning and operating an inn on real property located at 6462 Washington Street in Yountville, California. The hotel opened to the public in June of 1998, and offers lodging accommodations and conference facilities.

The Company has been organized as a limited liability company. Under this form of organization, the members are not liable for the debts of the Company. The latest date on which the Company is to dissolve is June 27, 2067.

For the period from inception through December 29, 2016, Hotel Yountville, LLC was owned 50% by The Doctors Company ("TDC") and 50% by Altamura Family, LLC ("Family"). Family is owned by the manager of the hotel, George Altamura Jr., and members of his family (see Note 5 regarding change in ownership and Note 7 regarding sale of the hotel effective May 11, 2017).

2. Summary of Significant Accounting Policies

Accounts Receivable

The Company maintains reserves for potential credit losses for accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Reserves are recorded based on the Company's historical collection history. As of March 31, 2017 and September 30, 2016, management believes that no reserve was considered necessary.

Supplies on Hand

Supplies on hand consist of food and beverage inventory, and hotel supplies, such as room amenities, dining ware, and bathroom and bedding supplies. Supplies on hand are valued at cost, and at each balance sheet date the Company performs a physical count and adjusts its carrying balance to reflect the physical count.

Revenue Recognition

The Company recognizes room sales and revenue from guest services when rooms are occupied and services have been rendered. Revenues for the spa and restaurant are recognized as services have been rendered.

Sales and Occupancy Taxes

At times the Company collects various taxes from guests and remits those amounts to applicable taxing authorities. The Company's policy is to exclude these taxes from revenues and cost of sales. The taxes assessed are recorded as a liability on the balance sheet until remitted to the various tax agencies.

Long-Lived Assets

The Company follows ASC 360-10, "Property, Plant, and Equipment," which established a "primary asset" approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for a long-lived asset to be held and used. Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell. For the six months ended March 31, 2017 and 2016, the Company had not experienced impairment losses on its long-lived assets.

847300fs063115

HOTEL YOUNTVILLE, LLC
NOTES TO FINANCIAL STATEMENTS (continued)
MARCH 31, 2017, SEPTEMBER 30, 2016 AND MARCH 31, 2016
(unaudited)

Property and Equipment

The real property on which the inn was constructed was the initial capital contribution of Altamura Family, LLC. As specified in the Hotel Yountville Operating Agreement, the aforementioned real property, together with all development rights, permits, and other documents required to complete construction of the inn, was valued at $5,000,000.

The basis of the land acquired in 1997 has been calculated as follows:

Total value of property	$5,000,000
Less costs allocated to the building (architect fees, building permits, etc.)	(273,036)
Property tax paid during construction period	1,362

Net basis of land	$4,728,326

Additional land, building improvements and personal property acquired after the hotel was constructed are recorded at cost (see Note 5 regarding distribution of real property and Note 7 regarding subsequent events). Depreciation is calculated using the straight-line method over the estimated useful lives of the respective assets as follows:

Building and improvements	10 - 40 years
Furniture and fixtures	3 - 25 years

Expansion

In 2006, Hotel Yountville, LLC and the owner of the adjacent property, Gateway Mobile Home Park, LLC (see Note 5 regarding related parties) entered into a development agreement with the Town of Yountville in which the parcels on which the Company's facilities are located were reconfigured and the following actions occurred.

1.	Hotel Yountville expanded its facilities to include 32 additional rooms,

2.	Gateway Mobile Home Park reconstructed its pool and recreation buildings, and

3.	The Town of Yountville was allowed an easement across the Gateway property in the form of a pathway for pedestrian access plus it constructed 25 permanently available workforce housing units.

In connection with the expansion plans, the Company amended and restated its operating agreement. One of the members, The Doctors Company, contributed approximately $21,327,000 to the Company in return for a preferred distribution that is calculated based on the amount contributed multiplied by an interest rate as set forth in the amended and restated operating agreement. The other member, Altamura Family LLC, will also receive a preferred distribution equal to one-ninth (1/9) of the preferred distribution allocated to The Doctors Company. As a result of the distribution of property and change of ownership, these capital contributions were converted to notes payable and the preferred distribution of available cash at the time of closing of the sale of the property is to first be utilized to repay these notes payable (see Note 5 regarding notes payable to TDC and Family and Note 7 regarding subsequent events).

Advance Deposits

The Company requires certain guests and groups who make reservations with the inn to make deposits in advance of their stay. These deposits are recorded at the time the cash is received and the revenue is deferred on these deposits until the guests stay at the inn. The advance deposit balance was $2,171,699 and $1,570,381 at March 31, 2017 and September 30, 2016, respectively.

847300fs063115

HOTEL YOUNTVILLE, LLC
NOTES TO FINANCIAL STATEMENTS (continued)
MARCH 31, 2017, SEPTEMBER 30, 2016 AND MARCH 31, 2016
(unaudited)

Income Taxes

The Company is treated as a partnership for income tax purposes and does not pay federal income tax. The Member reports the Company's taxable income on its tax returns. The Company is, however, subject to a California limited liability company fee based on total revenues.

Management of the Company has evaluated all tax positions taken and has concluded that as of March 31, 2017, September 30, 2016 and March 31, 2016, there are no uncertain tax positions taken or expected to be taken that would require recognition of a liability or disclosure in the financial statements.

Allocation of Income

Income is first allocated based on the preferred distribution with the remainder being allocated 50% to the Doctors Company and 50% to Altamura Family, LLC (see Note 5 regarding change in ownership).

Advertising Expense

Advertising costs are expensed as they are incurred. Advertising expense was $52,255 and $57,659 For the six months ended March 31, 2017 and 2016, respectively.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Risks and Uncertainties

The profitability of the Company is dependent upon its ability to maintain both its guest room rates and certain occupancy levels. The Company's failure to maintain its guest room rates and sufficient occupancy levels could adversely affect the results of its operations.

3.	Property and Equipment

Property and equipment consists of the following:

	March 31, 2017	September 30, 2016
Land	$—	$5,198,885
Buildings and improvements	—	21,144,944
Furniture and equipment	8,168,352	8,100,359
Construction-in-progress	61,856	68,964
	8,230,208	34,513,152
Less: accumulated depreciation	(7,860,435)	(13,538,126)
	$369,773	$20,975,026

Depreciation expense was $217,920 and $524,296 For the six months ended March 31, 2017 and 2016, respectively.

847300fs063115

HOTEL YOUNTVILLE, LLC
NOTES TO FINANCIAL STATEMENTS (continued)
MARCH 31, 2017, SEPTEMBER 30, 2016 AND MARCH 31, 2016
(unaudited)

4.    Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses consists of the following:

	March 31, 2017	September 30, 2016
Accounts payable	$126,796	$237,356
Credit card payable	46,910	60,493
Sales and occupancy taxes payable	136,999	238,458
Accrued payroll	144,805	152,055
Accrued vacation	77,525	97,778
Property taxes payable	124,605	154,004
Total accounts payable and accrued expenses	$657,640	$940,144

5.    Related Party Transactions

Distribution of Real Property and Change in Ownership

The Company entered into a Real Property Distribution Agreement effective December 29, 2016 to distribute all of the Company's real property to TDC and Family in accordance with their respective ownership percentages. The total net book value of the real property at the date of the distribution was $20,509,608. During 2014, TDC created Hotel Yountville Holdings, LLC ("Holdings"), and George Altamura Jr., the manager of the Company, created George Altamura, Jr., LLC ("GAJR). As an accommodation to TDC and Family, the above distribution of real property was made directly to the related entities as follows: TDC's 50% distribution was transferred from the Company to Holdings, and 22% out of Family's remaining 50% was transferred to GAJR. Holdings, Family, and GAJR hold title to the real property as tenants in common under a co-tenancy agreement.

Concurrent with the real property distribution on December 29, 2016, the members of the Company assigned their respective interests in the Company whereby the ownership became 50% Holdings, 28% Family and 22% GAJR.

The Company retained ownership of all personal property and other tangible and intangible assets, and will continue to operate the hotel and pay rent at $200,000 per month, payable quarterly, under a lease agreement with the above co-tenants. The lease commenced on December 29, 2016 and terminated on May 11, 2017, the date of closing of the sale of the property (see Note 7 regarding subsequent events). As of March 31, 2017. tje Company has rent payable due to the above co-tenants in the amount of $600,000. The future commitment under this non-cancellable operating lease is $264,516 for the period of April 1, 2017 through May 11, 2017.

Notes Payable - TDC and Family

On December 29, 2016, the Company issued two notes payable in accordance with Real Property Distribution Agreement totaling $21,327,000 for the return of capital. TDC's note is in the amount of $19,194,300, and Family's and GAJR's (together the "Holder") note is in the amount of $2,132,700. The promissory notes are secured by a first Deed of Trust recorded against the hotel real property and requires no intermediary payments. Interest accrues on the notes at the rate of 7.35% per annum. During the six months ended March 31, 2017 the Company accrued $391,883 of interest expense which was added to the balances due on the notes payable. The principal balances and unpaid interest were paid off at the closing of the sale of the property (see Note 7 regarding subsequent events).

Note Payable - Gateway Mobile Home Park, LLC

On December 12, 2012, the Company bought land from Gateway Mobile Home Park, LLC for $470,580 with a promissory note that requires monthly payments of $3,000 including interest at 3.53% compounded annually. During the six months ended March 31, 2017 and 2016, the Company accrued $6,967 and $8,254 of interest expense,

847300fs063115

HOTEL YOUNTVILLE, LLC
NOTES TO FINANCIAL STATEMENTS (continued)
MARCH 31, 2017, SEPTEMBER 30, 2016 AND MARCH 31, 2016
(unaudited)

respectively, which was added to the balance due on the note payable. As of March 31, 2017 and September 30, 2016, the Company was in compliance with the required monthly payments.

The balance of the note payable consists of the following:

	March 31, 2017	September 30, 2016
Principal	$389,261	$396,613
Accrued interest	3,480	1,161
	392,741	397,774
Less current portion	(392,741)	(22,490)
	$—	$375,284

The entire amount of unpaid principal and interest was paid at the time of the sale of the property closing (See Note 7 regarding subsequent events).

Due from related party - Rancho Caymus, LLC

Rancho Caymus, LLC is owned by Rancho Caymus Holdings, LLC (50%) and George Altamura, Jr. (50%). Rancho Caymus Holdings, LLC is owned 100% by The Doctors Company.

The Company has been paying expenses on behalf of Rancho Caymus, LLC for the purpose of refurbishing Hotel Rutherford located at 1136 Rutherford Road, Rutherford CA. During the six months ended March 31, 2017, and year ended September 30, 2016, approximately $665,000 and $2,727,000, respectively, was paid on behalf of Rancho Caymus, LLC, and $500,000 and $2,650,000, respectively was repaid to the Company. The balance due from Rancho Caymus, LLC as of March 31, 2017 and September 30, 2016 was $1,045,179 and $880,455, respectively.

Due from related party - Manager

As of March 31, 2017, the Company has outstanding advances due from the manager in the amount of $10,011.

Rent expense – Members

During the six months ended March 31, 2017, the Company accrued rent expense totaling $600,000 to the members (see Note 7 regarding subsequent events).

6.    Concentration of Credit Risk

The Company maintains its cash in bank deposit accounts at a local financial institution. The balances, at times, exceed federally-insured limits. To date, the Company has not experienced any losses in such accounts.

7.    Subsequent Events

The Company has evaluated subsequent events through February 20, 2018, the date on which the financial statements were available to be issued.

On January 13, 2017 and later amended effective February 28, 2017, a purchase and sale agreement was entered into for the sale of the hotel to Ashford Hospitality Prime Limited Partnership for the purchase price of $96,500,000. In accordance with the agreement, the purchase price shall be allocated $92,640,000 to the hotel real property and the balance of $3,860,000 to the personal property, including tangible and intangible property. The sale closed on May 11, 2017. As a result of the sale, all outstanding debt was paid off (see Note 5 regarding notes payable to TDC and Family and Note 2 regarding preferred distributions).

During April 2017, the outstanding rent payable to the members totaling $600,000 was paid.

847300fs063115